--
                           PETROMINERALS CORPORATION
                                915 Westminster
                          Alhambra, California 91803

                      1997 ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held On September 22, 1997


                                PROXY STATEMENT



This Proxy Statement and accompanying Proxy are being furnished in connection with the solicitation by the Board of Directors of Petrominerals Corporation ("Petrominerals" or the "Company") of proxies to be voted at the 1997 Annual Meeting of Shareholders of the Company to be held on Monday, September 22, 1997 at 10:30 A.M. at the Hilton Hotel, 150 South Los Robles, Pasadena,
California,  and  at  any  adjournment  or  postponement  thereof (the "Annual
Meeting"), for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying Proxy are being mailed to shareholders of the Company on or about August 22, 1997.

SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING, TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Your executed Proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company, at the Company's principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date. The execution of the enclosed Proxy will not affect your right to vote in person, should you find it convenient to attend the Meeting and desire to vote in person. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a Proxy.

The purpose of the Annual Meeting is to elect four directors to serve one-year terms until the 1998 Annual Meeting and until their respective successors shall be elected and qualified. Unless otherwise directed in the accompanying Proxy, the proxyholders will vote FOR the election of the four management nominees listed under "Election of Directors." The shareholders shall also vote  on  the  proposal  presented  by  the  Company to approve and ratify the selection of Independent Auditors. As to any other business which may properly come before the Annual Meeting, the proxyholders will vote in accordance with their best judgment. Management of the Company does not presently know of any other such business.

The Company intends to solicit proxies principally by the use of the mails and will bear all expenses in connection with such solicitations. In addition, some of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, telegraph and personal interview. Arrangements have been made with banks, brokerage houses and other custodians and nominees to forward copies of the Proxy Statement and 1997 Annual Report to persons for whom they hold stock of the Company and to request authority for the execution of proxies. The Company will reimburse the foregoing persons for their reasonable expenses, upon request.


                               VOTING SECURITIES

On August 1, 1997, the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, 8,475,336 shares of the Company's common stock ("common stock") were outstanding. Shareholders are entitled to one vote per share on all matters to be considered at the Meeting, except that shareholders are entitled to exercise cumulative voting rights in electing Directors. Cumulative voting rights entitle a shareholder to cast as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by such shareholder. A shareholder may cast all of such shareholder's votes as calculated above for one candidate or may distribute the votes among two or more candidates. No shareholder shall be entitled to cumulate votes for a candidate or candidates unless such candidate's or candidates' names have been placed in nomination prior to the voting, and a shareholder has given notice at the Meeting prior to the voting of shareholder's intention to cumulate the shareholders's votes. if any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Unless otherwise instructed, the shares represented by proxies to management will be voted in the discretion of management so as to elect the maximum number of management nominees which may be elected by cumulative voting.

                            PRINCIPAL SHAREHOLDERS

The following table sets forth the specified information, as of August 1, 1997, with respect to persons or groups beneficially owning more than 5% of the common stock, to the extent it is known to the Company, either from Securities Exchange Act filings, Company records or information supplied by the persons named in the table.




Name and Address                      Amount and Nature of     Percent
Of Beneficial Owner                   Beneficial Ownership     of Class

Everett L. Hodges                           799,478 (1)          9.43%
14711 Bentley Circle
Tustin, CA  92680

Morris V. Hodges                             97,291 (2)          1.15%
14711 Bentley Circle
Tustin, CA  92680

Paul L. Howard                              691,000 (3)          8.15%
2255 Huntley Circle
San Marino, CA  91108

_____________________

     (1) The 799,478 shares beneficially held by Everett L. Hodges include 587,896 shares held of record jointly in the Everett L. Hodges and Mary M. Hodges Trust. This amount also includes 63,400 shares held directly by Everett L. Hodges, 83,182 shares held of record by Energy Production & Sales Co., Inc. ("EPS"), and 65,000 shares held by California Oil Independents, Inc. The 799,478 shares do not include 145,664 shares held in trust for the children and grandchild of Everett L. and Mary M. Hodges, as to which Mr. & Mrs. Everett L. Hodges disclaim any beneficial ownership. Everett L. Hodges and Morris V. Hodges, as a group, may be deemed to be a controlling person of Petrominerals by virtue of their share ownership.

     (2) The 97,291 shares beneficially held by Morris V. Hodges include 14,109 shares held of record jointly in the Morris V. Hodges and Kathryn M. Hodges Trust. This amount also includes 83,182 shares held of record by Sunset Pipeline and Terminaling, Inc. The 97,291 shares beneficially held by Morris V. Hodges do not include 869,235 shares held by adult children of Morris V. Hodges and Kathryn M. Hodges, as to which Mr. and Mrs. Morris V. Hodges disclaim any beneficial ownership. Morris V. Hodges and Everett L. Hodges, as a group, may be deemed to be a controlling person of Petrominerals by virtue of their share ownership.

     (3) The 691,000 shares beneficially held by Paul L. Howard are held in the Howard Family Trust.

                             ELECTION OF DIRECTORS

The Board of Directors proposes the election of four directors, each to hold office for a term of one year until the 1998 Annual Meeting and until their respective successors are elected and qualified. All of the nominees have served as directors since the last annual meeting of shareholders. If any person other than the nominees proposed by management is nominated for election as a director, the persons named in the accompanying Proxy, unless otherwise directed, may, in their discretion, vote cumulatively so as to elect the maximum number of management nominees, which may be elected by cumulative voting. See "Voting Securities." Although it is not anticipated that any of the nominees will decline or be unable to serve, if that should occur, the proxyholders may, in their discretion, vote for substitute nominees.

The following table sets forth the name, principal occupation, age and the year in which the individual first became a director for each nominee, and all persons nominated or chosen to become directors, together with all positions and offices with the Company held by each such person and term or period during which each has served, for election as a director at the annual meeting of stockholders.



Name and                                                 Served as a
Principal Occupation            Age                     Director Since
--------------------            ---                     --------------

David G. Davidson     (1)       72                         1990
Everett L. Hodges     (2)       63                         1979
Morris V. Hodges      (3)       61                         1979
Paul L. Howard        (4)       71                         1975


The Board of Directors recommends a vote "FOR" the election of the nominees listed above for election as a director.



     (1) Mr. Davidson has been principally employed as President and owner of OP&E Company since 1984. Mr. Davidson serves as a Director of Mieco, Inc., a public company engaged in domestic and foreign petroleum trading.

     (2) Mr. Everett L. Hodges served as President of the Company from September 1987 through February 1992. For more than the past ten years, Mr. Hodges has held a controlling interest in and has served as a director and officer of Energy Production & Sales Co., Inc., California Oil Independents; Inc., Coastal Petroleum Refiners, Inc. and California Tar Sands Development Corporation, and has served as a Director of St. James Oil Corporation since 1988. Mr. Hodges has also served as the President of the Violence Research Foundation, a non-profit foundation, since its inception in 1991. Certain of the foregoing companies have been affiliated with the Company in various transactions. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Everett
L. Hodges and Morris V. Hodges, as a group, may be deemed to be controlling persons.

     (3) Mr. Morris V. Hodges has held a controlling interest in and has served as a director and officer of the following companies for more than the past ten years: Hillcrest Beverly Oil Corporation; Century Resources Development; Kaymor Petroleum Products, Inc., Sunset Pipeline and Terminaling, Inc., Coastal Petroleum Refiners, Inc., and CPR Transportation. Mr. Hodges has also served as a Director of St. James Oil Corporation since 1988. Certain of the foregoing companies have been affiliated with the Company in various transactions. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Morris V. Hodges and Everett L. Hodges, as a group, may be deemed to be controlling persons.

     (4) Mr. Howard served as President of the Company from November 1975 through September 1987, and at various times during this period, served as Chairman and Chief Executive Officer. For more than the past 10 years, Mr. Howard held a controlling interest in and served as a director and officer of Howard Oil Company and California Petroleum Products, Inc. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

Standing  Committees  and  Meetings  of  the  Board  of  Directors

Standing  Committees.    The  Company has certain standing committees, each of
which  is  described  below.

The Ad-Hoc Committee consists of Messrs. Morris Hodges, Paul Howard and David Davidson. This committee evaluates proposed acquisitions, mergers or other pertinent negotiations which may come before the Board. This Committee held no meetings during the last fiscal year.

The Audit Committee consists of Messrs. Paul Howard and Morris Hodges. Mr. Howard serves as Chairman of the committee. The Audit Committee is responsible for reviewing the scope and procedures of internal auditing work, the results of independent audits, the accounting policies of management, and recommends to the Board the appointment of the Company's outside auditors. This committee held two meetings during the last fiscal year.

The Compensation Committee consists of Messrs. Paul Howard and David Davidson. This committee reviews and makes recommendations to the Board of Directors regarding compensation for the Company's officers and key employees. In addition to compensation matters, the committee determines, develops, and makes recommendations to the Board regarding employee benefits packages, and special stock option and stock bonus plans. This committee held no meetings during the last fiscal year.

Attendance at Board Meetings. During the last fiscal year, the Board of Directors of the Company held six (6) special meetings. Average attendance at such meetings of the Board was 80%. During the last fiscal year, each director attended at least 80% of the aggregate of (a) all meetings of the Board; and (b) all meetings of the committees of the Board on which such director served.

Executive  Officers

The executive officers of Petrominerals, together with the years in which such Officers were named to their present offices, are as follows:



                                                              Year Named to
Name                    Position with Company                 Present Position

Paul L. Howard     (1)  President & Chief Executive                1995
                        Officer; Chief Financial Officer

Phillip Mungiovino (2)  Corporate Secretary                        1995

Morris V. Hodges   (3)  Assistant Secretary                        1995



Each of the executive officers serves at the pleasure of the Board of Directors.


     (1) Mr. Howard was appointed to serve as Chairman, President and Chief Executive Officer, and Chief Financial Officer on March 24, 1995.

     (2) Mr. Mungiovino was appointed to the position of Corporate Secretary on March 24, 1995. He has been an employee of the Corporation for the past 23 years and has held the position of full-charge bookkeeper.

     (3)  Mr. Hodges was appointed Assistant Secretary on March 24, 1995.

                          SUMMARY COMPENSATION TABLE

Cash  Compensation

The following table contains information concerning the most highly compensated former executive officers of the Corporation, for the three fiscal years ended December 31, 1996, whose cash compensation, on an annual basis, exceeded $60,000.



Name and Principal Position                  Annual Compensation   Long Term
---------------------------                   -------------------   Awards
                                                                   ----------
                                                                   Securities
                                                                   Underlying
                                                                     Options
                                                                   ----------
                                             Year  Salary  Bonus
                                             ----  ------  -----
Paul L. Howard     (1)                       1996  $ 84,000  -
President & Chief Executive Officer;         1995  $ 45,000  -
Chief Financial Officer
Eugene L. Butler   (2)                       1995  $ 44,614  -
Former President & Chief Executive Officer   1994  $123,306  -

Kevin P. Brady     (3)                       1994  $ 80,000  -
Former Vice President Operations
Kenneth M. Padula  (4)                       1993  $ 75,000  -
Former Chief Administrative Officer & CFO

Bill W. Holder      (5)                      1993  $ 79,327  -
Former Vice President Operations
Lunn Production Service
===========================================

     (1) Mr. Howard was appointed Chairman, President, Chief Executive Officer and Chief Financial Officer on March 24, 1995. Until March, 1996, his compensation consisted of a special director's fee of $5,000 per month. In March, 1996, Mr. Howard became an employee and his total compensation on an annual basis increased to $90,000. He received total compensation of $84,000 in 1996.

     (2) Mr. Butler was appointed President & Chief Executive Officer of Petrominerals Corporation on April 15, 1993. His employment terminated on March 24, 1995. Mr. Butler provided consulting services to the Corporation through May 31, 1995. Pursuant to the terms of his option agreement, Mr. Butler's option rights expired thirty days following the termination of his employment.

     (3)  Mr. Brady was appointed President of Hydro-Test International,
Inc.  in  September  1993,  and Vice President of Operations for Petrominerals
Corporation  in  October  1993.    His employment terminated in January, 1995.

     (4) Mr. Padula's employment as Chief Administrative Officer, Vice President and Chief Financial Officer terminated on February 11, 1994. Mr. Padula acted as a consultant to the Company for the period February 11, 1994 through April 30, 1994. The fees noted above were paid as consulting fees rendered in connection with the Company's Form 10-K for the year ended December 31, 1993.

     (5) Mr. Holder's employment with the Corporation terminated in August of 1994, following the liquidation of the Lunn Production Services division.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

No Stock Options were granted during the fiscal year ended December 31, 1996.

No  options  were  exercised  by any executive officer in the last fiscal
year.    The  Company  does  not  have  any  long  term  incentive  plans.

The following table sets forth annual compensation and Stock options for the last three fiscal years, and the current fiscal year to the date hereof.



Name and Principal Position          Annual Compensation          Long Term
-----------------------------------  -------------------            Awards
                                                                   --------
                                                                   Securities
                                                                   Underlying
                                                                     Options
                                                                   ----------
                                     Year  Salary     Bonus
                                     ----  ------     -----
Paul L. Howard     (1)               1996  $ 84,000      -
President, Chief                     1995  $ 45,000      -
Executive Officer &
Chief Financial Officer
Eugene L. Butler   (2)               1995  $ 44,614      -
former President &                   1994   123,306      -
Chief Executive Officer
Kevin P. Brady     (2)               1994  $ 80,000      -
Vice President -
Operations
Kenneth M. Padula (3)                1994  $ 13,522      -
Chief Administrative Officer & CFO   1993    75,000      -
Bill W. Holder      (4)              1993  $ 79,327      -
Vice President -
Operations
Lunn Production Service
===================================

     (1) Mr. Howard was appointed Chairman, President, Chief Executive Officer and Chief Financial Officer on March 24, 1995. Until March, 1996, his compensation consisted of a special director's fee of $5,000 per month. In March, 1996, Mr. Howard became an employee and his total compensation on an annual basis increased to $90,000. He received total compensation of $84,000 in 1996.

     (2) Mr. Butler was appointed President & Chief Executive Officer of Petrominerals Corporation on April 15, 1993. His employment terminated on March 24, 1995. Mr. Butler provided consulting services to the Corporation through May 31, 1995. Pursuant to the terms of his option agreement, Mr. Butler's option rights expired thirty days following the termination of his employment.

     (3)  Mr. Brady was appointed President of Hydro-Test International,
Inc.  in  September  1993,  and Vice President of Operations for Petrominerals
Corporation  in  October  1993.    His employment terminated in January, 1995.

     (4) Mr. Padula's employment as Chief Administrative Officer, Vice President and Chief Financial Officer terminated on February 11, 1994. Mr. Padula acted as a consultant to the Company for the period February 11, 1994 through April 30, 1994. The fees noted above were paid as consulting fees rendered in connection with the Company's Form 10-K for the year ended December 31, 1993.

     (5) Mr. Holder's employment with the Corporation terminated in August of 1994, following the liquidation of the Lunn Production Services division.

Other  Compensation  of  Executive  Officers

The Company also provided travel and entertainment expenses to its executive officers and key employees. The aggregate amount of such compensation, as to any executive officer or key employee, did not exceed the lesser of $25,000 or 10% of the cash compensation paid to such executive officer or key employee, nor did the aggregate amount of such other compensation exceed 10% of the cash compensation paid to all executive officers or key employees as a group.

Termination  and  Change  In  Control  Arrangements.

In July 1993, the Board of Directors adopted a severance plan for executive officers providing that, in the event of termination of employment as a result of a change in control of the corporation, that such executive officer would receive severance in the amount of one year's base salary. The Plan does not provide for any severance in the event of the resignation, retirement or termination of any Executive Officer's employment with the Company for reasons other than a change in control of the Company.


                           COMPENSATION OF DIRECTORS

Under the Directors Stock Compensation Plan described below, each of the non-employee directors of the Company was compensated by an award of shares of common stock of the Company equivalent to the amount of $700 per month, payable in lieu of cash. In February 1994, 99,600 shares of common stock were distributed to each of the non-employee directors for services rendered for the period May 1, 1992 through September 30, 1993. In February 1995, the balance of 50,400 shares earmarked under the Plan were distributed to each of the six non-employee directors for services rendered for the period October 1993 through May 1994. (See "Directors Stock Compensation Plan.") The Directors Stock Compensation Plan provided that each non-employee director shall be compensated by an award of shares of the Company's common stock valued at $700 per month, the actual number of shares to be calculated at the average market price of the Company's common stock for the month preceding the award or the net book value of the Company (but not less than $.70 per share), expressed on a per-share basis, whichever is greater. Subsequent to May, 1994, non-employee director fees were accrued at the rate of $700 per month. On March 24, 1995, the directors fees were reduced to $350 per month. In addition, the non-employee directors are reimbursed for reasonable expenses incurred in connection with any meetings.

The Company did not pay any additional fees to directors for serving as members of the Audit, Ad-Hoc, Compensation or Executive Committees during the last fiscal year.

1993  Incentive  Stock  Option  Plan  and 1993 Non-Statutory Stock Option Plan

The Company has in effect two stock option plans -- the 1993 Incentive Stock Option Plan (the "Incentive Plan") and the 1993 Non-Statutory Stock Option Plan (the "Non-Statutory Plan")(the Incentive Plan and the Non-Statutory Plan are sometimes collectively referred to herein as the "Plans"), which were adopted by the Board of Directors and approved by the shareholders of the
Company  in  1993.    The  Plans  in the aggregate provide for the granting of
options to purchase a maximum of 1,200,000 shares of the Company's Common Stock to employees and directors of the Company and its affiliates (as defined therein); however, options which may be granted to non-employee directors are limited to a maximum of 60,000 shares. The Plans expire on February 8, 2003.

Any of the Company's current or future employees who render, in the opinion of the Board of Directors, the type of services which tend to contribute materially to the success of the Company or an affiliate of the Company are eligible to participate in the Incentive Plan. Any of the Company's current or future employees or directors (whether or not otherwise employed by the Company) who render, in the opinion of the Board of Directors, the type of services which tend to contribute materially to the success of the Company or an affiliate of the Company are eligible to participate in the Non-Statutory Plan.

The Plans are administered by the Board of Directors of the Company which has the authority to determine the employees and directors to whom options are to be granted, the number of shares subject to each option and the term thereof. The Board of Directors will have the power to reduce the option price of outstanding options (but not below the fair market value of the shares subject thereto), to enter into agreements relating to the value of the options at the date of grant and to make all other determinations necessary or advisable to the administration of the Plan. With the consent of the optionee, the Board of Directors will also have the power to substitute options with different terms for previously granted options, or to amend the terms of any option.

The Board of Directors may delegate administration of the Plan to a committee composed of not less than three members of the Board of Directors. Administration of the Plan with respect to committee members, however, must remain vested in the Board. With respect to options granted to a director, the Board of Directors shall take action by a vote sufficient without counting the vote of the interested director. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the granting of options to such directors.

On October 7, 1993, Eugene L. Butler was granted an option under the Non-Statutory Stock Option Plan to purchase up to 500,000 shares of the common stock of the Company at a price of $.70 per share. Pursuant to the terms of the Plan, Mr. Butler's option rights expired thirty days following the termination of his employment by the Company. No options were granted to officers or employees of the Company during 1996.

1993  Stock  Bonus  Plan

In February 1993, the Board of Directors adopted the Company's 1993 Stock Bonus Plan ("Bonus Plan"). The Bonus Plan provides for the awarding of up to 50,000 shares of the Company's Common Stock to officers and key employees of the Company. The Plan is administered by the Board of Directors which has the authority to determine the officers and key employees to whom stock bonuses are to be awarded, the time or times at which stock bonuses will be awarded, and, subject to the limits discussed below, the number of shares to be granted under each award. The Board of Directors has the power to delegate the administration of the Bonus Plan to a committee of the Board appointed in accordance with the Company's Bylaws. The aggregate fair market value (determined as of the date of grant) of the shares of Common Stock awarded to any officer or key employee under the Bonus Plan in any one calendar year cannot exceed one-sixth of the officer's or key employee's salary (excluding bonuses and awards under other incentive plans maintained by the Company) for such calendar year. The Bonus Plan terminates on February 8, 1998. No stock bonus awards were made to officers or key employees of the Company during 1996.

Directors  Stock  Compensation  Plan

On April 16, 1992, as part of its cost containment program, the Board of Directors of the Company adopted the Directors Stock Compensation Plan (the "Stock Compensation Plan"). The Stock Compensation Plan provides for the granting of stock to non-employee directors of the Company in lieu of paying director's fees in cash. The purpose of the Stock Compensation Plan was to minimize cash outflow from the Company by compensating non-employee directors for their services to the Company in stock rather than in cash. The maximum number of shares provided for the Stock Compensation Plan was 150,000. In February 1994, 99,600 shares of common stock were distributed to each of the non-employee directors for services rendered for the period May 1, 1992 through September 30, 1993. In February 1995, the balance of 50,400 shares earmarked under the Plan were distributed to each of the six non-employee directors for services rendered for the period October 1993 through May 1994. Only non-employee directors of the Company were eligible to participate in the Stock Compensation Plan.

The Stock Compensation Plan was administered by the disinterested members of the Board, or, in the event there were none such, the President and Chief Executive Officer and the Secretary of the Company. The granting of stock under the Stock Compensation Plan was according to a pre-set formula. Directors fees payable to non-employee directors of the Company were set by the Board at $700 per month. Under the Stock Compensation Plan, the eligible directors will receive stock at a value of $700 per month, determined by the average trading price as quoted on the NASDAQ National Market System for the calendar month immediately preceding the month in which the directors fee is earned; provided, however, that the valuation of the stock shall not be less than the net book value of the Company expressed on a per share basis (but not less than $.70 per share).


                APPROVAL AND SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has appointed the firm of Brown, Armstrong, Randall & Reyes, independent auditors, as the Company's auditors for the fiscal year ending December 31, 1996, subject to the approval of and ratification by the shareholders. Brown, Armstrong, Randall & Reyes, located in Bakersfield, California, has experience in auditing oil and gas producing companies, and their appointment is anticipated to result in cost savings to the Company in connection with the annual audit.

The Company expects one or more representatives of Brown, Armstrong, Randall & Reyes to attend the annual meeting in order to respond to any appropriate questions.

The Board of Directors recommends a vote "For" the approval and ratification of the appointment of Brown, Armstrong, Randall & Reyes.

Vote  Required

Approval of the appointment of Brown, Armstrong, Randall & Reyes as the Company auditors requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Meeting, in person or by proxy, voting as a single class.

                             SECURITY OWNERSHIP OF
                       BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial ownership, as of August 1, 1997, of the Company's common stock with respect to all directors and officers as a group.



    Name of Director    Number of Shares
    or Number of        and Nature of                   Percent
    Persons in Group    Beneficial Ownership            of Class
    ------------------  --------------------            --------

   David G. Davidson       28,000         (1)                .33%
   Everett L. Hodges      799,478      (1)(2)               9.43%
   Morris V. Hodges        97,291      (1)(3)               1.15%
   Paul L. Howard         691,000      (1)(4)               8.15%

All directors and officers
as a group, including the
persons named above
     (4 Persons)        1,615,769                          19.06%


__________________________

     (1) Messrs. David G. Davidson, Everett L. Hodges, Morris V. Hodges and Paul L. Howard were each granted 25,000 shares of the Company's common stock under the Directors Stock Compensation Plan in 1994 in lieu of cash directors fees for the period from May 1, 1992 to June 1, 1994. See "EXECUTIVE COMPENSATION - Stock Option Plans."

     (2) The 799,478 shares beneficially held by Everett L. Hodges include 587,896 shares held of record jointly in the Everett L. Hodges and Mary M. Hodges Trust. This amount also includes 63,400 shares held directly by Everett L. Hodges; 83,182 shares held of record by Energy Production & Sales Co., Inc. ("EPS"), and 65,000 shares held by California Oil Independents, Inc. See "EXECUTIVE COMPENSATION -Stock Option Plans."

     (3) The 97,291 shares beneficially held by Morris V. Hodges include 14,109 shares held jointly in a family trust by Morris V. and Kathryn M. Hodges, and 83,182 shares held in the name of Sunset Pipeline and
Terminalling,  Inc.    See  "EXECUTIVE  COMPENSATION  -  Stock  Option Plans."

     (4) The 691,000 shares beneficially held by Paul L. Howard are held in the name of the Howard Family Trust. See "EXECUTIVE COMPENSATION - -Stock Option Plans."

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions  with  Management  and  Others

During the last fiscal year, the Company has been involved in various related party transactions with certain Directors of the Company, or entities controlled or affiliated with such individuals. The following table sets forth the relationships, through ownership of securities, between Petrominerals and the following individuals and entities involved in related party transactions during the last fiscal year:



    Name                      Beneficial Owner    Percentage Owned
    ----------------------    ------------------  ----------------

1.  Petrominerals 81-1, a     General Partner:
    Limited Partnership       Petrominerals              6.78%
    ("Partnership")           Limited Partners:
                              EPS                       33.00%
                              Morris V. Hodges           2.26%
                              Paul L. Howard             2.26%
                              Unrelated Parties         57.40%


The Petrominerals 81-1 Limited Partnership was formed in 1981 for the purpose of drilling one development well on the Company's McGillivrae lease, located on the Hasley Canyon field, Santa Clarita Valley, Los Angeles County, California, and two development wells on the Field Fee lease, located on the Cat Canyon field, Santa Barbara County, California. The Limited Partners were granted options to participate in the drilling of one additional well on the McGillivrae lease and two additional wells on the Field Fee lease. During 1996, Petrominerals did not receive any income from the Partnership operations and realized $2,006 in overriding royalty interests. Petrominerals also received operations and equipment lease fees which totaled $3,600 during 1996.

The Partnership contributed the funds for the intangible costs of drilling the wells. Until the Partnership receives 110% of its investment in all ventures ("payout"), the Partnership will receive 176% and 110% of the revenues attributable to the working interest in the first and second McGillivrae wells, respectively, and Petrominerals, as General Partner, receives a five percent (5%) overriding royalty on the McGillivrae lease. Petrominerals' overriding royalty terminates after payout, at which time Petrominerals will receive 65% of the net revenues attributable to the working interest, and the Partnership will receive the remaining 35% of the net revenues attributable to the working interest. The Partnership does not anticipate that production will result in sufficient distributions to reach payout.




Name                          Beneficial Owner            Percentage Owned
----------------------        -----------------           ----------------

2.  Terra-Therme II           Petrominerals                   19.125%
    (Formerly the Newberry    Paul L. Howard                   9.563%
    Partnership), a general   Unrelated Parties               71.312%
    partnership


Terra-Therme II, a general partnership, was formed in November 1982, for the purpose of acquiring and owning interests in geothermal leases located in the Newberry Crater area of the Deschutes National Forest in Central Oregon. In addition to their interests in Terra-Therme II, the Company and Paul L. Howard, individually, held interests in lease options to acquire approximately 17,000 acres and 15,000 acres, respectively, of geothermal leases in the Newberry Crater area.

In June 1991, Vulcan Power Company ("Vulcan") purchased certain rights in the Newberry Crater geothermal leases formerly held by another party. Vulcan formed a new joint venture partnership entity known as Vulcan Pacific, in which Vulcan acts as operator of the interests it acquired.

The Terra-Therme II Partnership retains a 1% net profits interest in certain of the properties in the Newberry site. In addition, the Terra--Therme Partnership retains a 0.6% overriding royalty interest on certain remaining properties it acquired from Vulcan. The Company retains a 19.125% interest and Mr. Howard retains a 9.563% interest in the Terra--Therme II Partnership. In the first half of 1997, the Terra-Therme II Partnership filed for protection under Chapter 11 of the United States Bankruptcy Code.



    Name                      Beneficial Owner    Percentage Owned
    ----------------------   ------------------   -----------------

3.  Petrominerals 96-1, a    General Partner:
    Limited Partnership      Petrominerals                 1.00%
     ("Partnership")         Limited Partners:
                              Paul L. Howard              23.21%
                              Kaymore Petroleum
                               Products, Inc.             17.86%
                              David G. Davidson           17.86%
                              Unrelated Parties           40.07%



     Kaymore  Petroleum  Products,  Inc.  is  controlled  by Morris V. Hodges.

The Petrominerals 96-1 Limited Partnership was formed in 1996 for the purpose of participating in the drilling and operation of one well on Petromineral's Mabel Strawn lease, located on the Hasley Canyon field, Santa Clarita Valley, Los Angeles County, California, pursuant to a Joint Venture Agreement with Petrominerals.

Petrominerals, as General Partner, has contributed $2,800 to the Partnership, which represents approximately one percent (1%) of the aggregate contributions to the Partnership's capital, and the limited partners have contributed $277,200 to the Partnership. Petrominerals will receive or be charged its proportionate share of each item of the Partnership's income, gain, expense, deduction, loss or credit; provided, however, that Petrominerals bears 100% of the losses incurred by the Partnership after the losses exceed the capital contributions of the limited partners.

Pursuant to the Joint Venture Agreement, Petrominerals assigned to the Joint Venture one drill site on the Mabel Strawn Lease, located on the Hasley Canyon field, Santa Clarita Valley, and contributed the use of metering and treatment equipment, its pipelines and shipping facilities and access to the other existing facilities.

The Partnership contributed the sum of $280,000.00 for the intangible costs of drilling. Until the Partnership receives 125% of the funds it contributed to the Joint Venture ("payout"), the Partnership will receive 90% of the net working interest in the wells designated by Petrominerals to be drilled and Petrominerals will receive 10% of the net working interest. After payout, the Partnership will receive 30% of the working interest and Petrominerals will receive 70% of the working interest.

The payment of the $280,000 is to pay 100% of the intangible costs of drilling the well. Thereafter, operation will be conducted by Petrominerals for $1,000 per well per month pursuant to an Operating Agreement between Petrominerals and the Partnership. Production commenced in January, 1997. Distributions through April, 1997, have been approximately $38,004 to the limited partners of the Partnership and approximately $5,631 to Petrominerals. In addition, Petrominerals has received approximately $9,600 in equipment rentals.

Other than the transactions described above, no executive officer, director, stockholder known to the Company to own, beneficially or of record, more than 5% of the Company's Common Stock, or any member of the immediate family of any of those persons has engaged since the beginning of the Company's last fiscal year or proposes to engage in the future, in any transaction or series of similar transactions with the Company, directly or indirectly through a separate entity, in which the amount involved exceeded or will exceed $60,000.

Certain  Business  Relationships

Other than as described above, no business relationship between the Company and any business or professional entity for which a director of the Company has served during the last fiscal year or currently serves as an executive officer, or in which a director of the Company has owned during the last fiscal year or currently owns a beneficial interest or of record 10% of the Company's common stock, has existed since the beginning of the Company's fiscal year or currently exists. In addition, the Company did not owe at the end of its last full fiscal year any business or professional entity for which a director of the Company served during the last fiscal year or currently serves as an executive officer, or in which a director of the Company served during the last fiscal year or currently owns beneficially or of record a 10% interest, or an aggregate amount in excess of 5% of the Company's total assets at the end of its last fiscal year. No director of the Company has served during the last fiscal year or currently serves as a partner or executive officer of any investment banking firm that performed services for the Company during the last fiscal year, or that the Company proposes to have perform services during the current year. The Company knows of no other relationship between any director and the Company substantially similar in nature and scope to those described above.


Indebtedness  of  Management

During the Company's last fiscal year, no executive officer, director, any member of the immediate family or any of those persons, any corporation or organization for which any of those persons serve as an executive officer or partner or which they own directly or indirectly 10% or more of its equity securities, or any trust or other estate in which any of the Company's executive officers or directors have a substantial beneficial interest or for which they serve as a trustee or in a similar capacity, has owed the Company at any time since the beginning of its last fiscal year more than $60,000.


                             SECTION 16 COMPLIANCE

Based upon a review of the original and amended Forms 3 and 4 furnished to the Company during its last fiscal year and the original and amended Forms 5 furnished to the Company with regard to its last fiscal year, the Company does not know of any person who failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

From time to time the shareholders of the Company submit proposals which they believe should be voted upon by the shareholders. The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in the Company's annual proxy materials. All such proposals must be submitted to the Corporate Secretary not later than April 24, 1998, in order to be considered for inclusion in the Company's 1998 proxy materials.


                                OTHER BUSINESS

The Company does not intend to present any other business for action at the Annual Meeting and does not know of any other business intended to be presented by others. Should any other matters come before the meeting, the Proxies will be voted by the persons authorized therein, or their substitutes, in accordance with their best judgment on such matters.


                          ANNUAL REPORT ON FORM 10-K

The  Company's  Annual  Report on Form 10-K for the fiscal year ended December
31, 1996, as filed with the Securities and Exchange Commission, is being mailed concurrently with the mailing of this Proxy Statement to shareholders of record on or about August 22, 1997. The cost of furnishing such Annual Report on Form 10-K and of making this proxy solicitation will be borne by the Company. Copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable handling fee will be charged to the requesting shareholder. Each written request must set forth a good faith representation that, as of the record date, the person making the request is a beneficial owner of the Company's Common Stock and entitled to vote at the Annual Meeting. Shareholders should direct their written request to the Company, Attention:
Corporate  Secretary,  915  Westminster,  Alhambra,  California  91803.


BY  ORDER  OF  THE  BOARD  OF  DIRECTORS



_____________________________________
Phillip  Mungiovino,  Secretary


Dated:        August  22,  1997